UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

_____________________________

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[ ]    Soliciting Material Pursuant to Section 240.14a-12
PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1 If this email does not display properly, go here PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS PLEASE VOTE NOW! Meeting Date - April 26, 2023 For Shareholders as of February 27, 2023 When voting, you will be required to provide your Control Number(s) noted below: 15499000486829 THREE CONVENIENT VOTING METHODS TO CAST YOUR VOTE Call toll-free 1-855-672-4278 and follow the recorded instructions Go to www.proxyvotenow.com/dsra2023 Vote with a live agent or for questions call 1-833-290-2605 PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND We cordially invite you to attend the annual meeting of shareholders of Principal Diversified Select Real Asset Fund ("PDSRA"). The annual meeting of shareholders is scheduled to be held on April 26, 2023 at 10:00 a.m. Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.

2 ADDITIONAL INFORMATION: Important Materials: Proxy Statement To access the Proxy Materials, you may need Adobe Reader software. This software is available at no cost at www.adobe.com. Download time varies by Internet connection. You are receiving this email because you have enrolled in eDelivery. If you wish to receive paper copy of the Proxy Materials relating to this proxy, please call 1-833-290- 2605. This e-mail message is intended only for the named recipient(s) above. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of this e-mail and any attachment(s) is strictly prohibited. Please do not respond to this e-mail. This mailbox is not monitored and you will not receive a response. If you have received this e-mail in error, please immediately delete the message and any attachment(s) from your system. info@dicostapartners.com P. 833 290 2605 509 Madison Avenue, Suite 1206 New York, NY 10022